                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                       FOR

                               THE MAINSTAY FUNDS

      WHEREAS, The MainStay Funds (the "Trust"), on behalf of the separate series of the Trust, engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, shares of beneficial interest of the Trust are currently divided into a number of separate series listed on Exhibit A (each a "Fund"); and

      WHEREAS, the Trust, on behalf of each Fund, previously adopted an Amended and Restated Combined Multiple Class Plan pursuant to Rule 18f-3 under the Act (the "Plan") pursuant to which shares of each Fund may be issued in one or more classes of shares; and

      WHEREAS, the Trust desires to further amend the Plan; and

      WHEREAS, pursuant to an Amended and Restated Management Agreement, dated August 1, 2002, the Trust employs New York Life Investment Management LLC ("NYLIM") as manager for the Funds; and

      WHEREAS, pursuant to an Amended and Restated Master Distribution Agreement, dated August 1, 2002, the Trust employs NYLIFE Distributors LLC ("NYLIFE Distributors" or the "Distributor") as distributor of the securities of which the Trust is the issuer;

      NOW, THEREFORE, the Trust hereby amends and restates, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the Act, subject to the following terms and conditions:

      1. FEATURES OF THE CLASSES. The classes of shares authorized to be issued by each Fund are set forth in Exhibit B. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class of shares shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 4 below;
(c) each class of shares shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution and/or service arrangement and each class of shares shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class of shares shall differ in terms of its eligibility requirements, type and amount of shareholder servicing available and other features, as described in the current prospectuses from time to time. In addition, the Investor Class, Class A, Class B, Class C, Class I, Class R1, Class R2, and Class R3 shares shall have the features described in Sections 2, 3, 5 and 6 below.

      2. SALES CHARGE STRUCTURE.

            a. Investor Class Shares. Investor Class shares of a Fund, other than the Money Market Fund, shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in a Fund's current prospectus or prospectus supplement and shall be subject to such waivers or reductions as are disclosed in a Fund's current prospectus or prospectus supplement. Investor Class shares of the Money Market Fund shall be offered at net asset value without the imposition of a front-end sales charge. Investor Class shares generally shall not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed in such other cases as is disclosed in a Fund's current prospectus or supplement.

            b. Class A Shares. Class A shares of a Fund, other than the Money Market Fund, shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in a Fund's current prospectus or prospectus supplement and shall be subject to such reductions for larger purchasers and such waivers or reductions as are disclosed in a Fund's current prospectus or prospectus supplement. Class A shares of the Money Market Fund shall be offered at net asset value without the imposition of a front-end sales charge. Class A shares generally shall not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed in such other cases as is disclosed in a Fund's current prospectus or supplement.

            c. Class B Shares. Class B shares of a Fund, other than the Money Market Fund, shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class B shares, subject to such waivers or reductions as are disclosed in a Fund's current prospectus or prospectus supplement. Class B shares of the Money Market Fund shall not, generally, be subject to a contingent deferred sales charges upon redemption.

            d. Class C Shares. Class C shares of a Fund, other than the Money Market Fund, shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge of 1% shall be imposed on redemptions of Class C shares effected within one year of purchase as disclosed in a Fund's current prospectus or prospectus supplement and shall be subject to such waivers or reductions as are disclosed in a Fund's current prospectus or prospectus supplement. Class C shares of the Money Market Fund shall not, generally, be subject to a contingent deferred sales charge upon redemption.

            e. Class I Shares. Class I shares of a Fund shall be offered to eligible purchasers, as defined in a Fund's current prospectus, at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

            f. Class R1 Shares. Class R1 shares of a Fund shall be offered to eligible purchasers, as defined in a Fund's current prospectus, at the then-current net asset value without the imposition of a front-end sales charge or contingent deferred sales charge.

            g. Class R2 Shares. Class R2 shares of a Fund shall be offered to eligible purchasers, as defined in a Fund's current prospectus, at the then-current net asset value without the imposition of a front-end sales charge or contingent deferred sales charge.

            h. Class R3 Shares. Class R3 shares of a Fund shall be offered to eligible purchasers, as defined in a Fund's current prospectus, at the then-current net asset value without the imposition of a front-end sales charge or contingent deferred sales charge.

      3. SERVICE AND DISTRIBUTION PLANS. Each Fund, other than the Money Market Fund, on behalf of each of the Investor Class, Class A, Class B, Class C, Class R2 and Class R3 shares of the Funds, has adopted a Plan of Distribution pursuant to Rule 12b-1 of the Act (each a "Rule 12b-1 Plan"). Each Fund, on behalf of each of the Class R1, Class R2 and Class R3 shares, has adopted a Shareholder Services Plans (each a "Services Plan"). Each Fund, on behalf of the Class I shares, has adopted neither a Services Plan nor a Rule 12b-1 Plan.

            a. Investor Class Shares. Investor Class shares of each Fund pay NYLIFE Distributors monthly a fee at an annual rate of 0.25% of the average daily net assets of the Fund's Investor Class shares for "distribution-related services" or "service activities" (each as defined in paragraph (i), below), as designated by NYLIFE Distributors.

            b. Class A Shares. Class A shares of each Fund, other than the Money Market Fund, pay NYLIFE Distributors monthly a fee at an annual rate of 0.25% of the average daily net assets of the Fund's Class A shares for "distribution-related services" or "service activities" (each as defined in paragraph (i), below), as designated by NYLIFE Distributors.

            c. Class B Shares. Class B shares of each Fund, other than the Money Market Fund, pay the Distributor monthly a fee, for "distribution-related services" (as defined in paragraph (i), below) at the annual rate of 0.75% (0.25% in the case of the Tax Free Bond Fund) of the average daily net assets of the Fund's Class B shares. Class B shares of each Fund, other than the Money Market Fund, also pay NYLIFE Distributors monthly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class B shares for "service activities" (as defined in paragraph (i), below) rendered to Class B shareholders.

            d. Class C Shares. Class C shares of each Fund, other than the Money Market Fund, pay the Distributor monthly a fee, for "distribution-related services" (as defined in paragraph (i), below) at the annual rate of 0.75% (0.25% in the case of the Tax Free Bond Fund) of the average daily net assets of the Fund's Class C shares. Class C shares of each Fund, other than the Money Market Fund, also pay NYLIFE Distributors monthly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class C shares for "service activities" (as defined in paragraph (i), below) rendered to Class C shareholders.

            e. Class I shares. Class I Shares do not pay a fee for "distribution-related services" or a fee for "service activities" (each as defined in paragraph (i), below).

            f. Class R l Shares. Class R1 shares of each Fund are authorized to pay NYLIM monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund's Class R1 shares for "service activities" (as defined below in paragraph (i) below) rendered to Class R1 shareholders.

            g. Class R2 Shares. Class R2 shares of each Fund pay the Distributor monthly a fee, for "distribution-related services" (as defined in paragraph (i), below) at the annual rate of 0.25% of the average daily net assets of the Fund's Class R2 shares. Class R2 shares of each Fund also pay NYLIM monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund's Class R2 shares for "service activities" (as defined in paragraph (i), below) rendered to Class R2 shareholders.

            h. Class R3 Shares. Class R3 shares of each Fund pay the Distributor monthly a fee, for "distribution-related services" or "service activities" (as defined in paragraph (i), below) at the annual rate of 0.50% of the average daily net assets of the Fund's Class R3 shares. Class R3 shares of each Fund also pay NYLIM monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund's Class R3 shares for "service activities" (as defined in paragraph (i), below) rendered to Class R3 shareholders.

            i. Distribution-Related Services and Service Activities.

                  (1) For purposes of the Rule 12b-1 Plans,
            "distribution-related services" shall include services rendered by NYLIFE Distributors as distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of NYLIFE Distributors and to other broker-dealers that have entered into a Soliciting Dealer Agreement with NYLIFE Distributors, compensation to and expenses of employees of NYLIFE Distributors who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing. "Service activities" shall mean those activities for which a "service fee," as defined in the rules and policy statements of the NASD, may be paid. Overhead and other expenses related to the "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

                  (2) For purposes of the Services Plans, "service activities"
            shall include any personal services or account maintenance services, which may include but are not limited to activities in connection with the provision of personal, continuing services to investors in each Fund; transfer agent and subtransfer agent services for beneficial owners of Fund shares; receiving, aggregating and processing purchase and redemption orders; providing and maintaining retirement plan records; communicating periodically with shareholders and answering questions and handling correspondence from shareholders about their accounts; acting as the sole shareholder of record and nominee for shareholders; maintaining account records and providing beneficial owners with account statements; processing dividend payments; issuing shareholder reports and transaction confirmations; providing subaccounting services for Fund shares held beneficially; forwarding shareholder communications to beneficial owners; receiving, tabulating and transmitting proxies executed by beneficial owners; performing daily investment ("sweep") functions for shareholders; providing investment advisory services; and general account administration activities. Overhead and other expenses related to "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

      4. ALLOCATION OF INCOME AND EXPENSES.

            a. The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses, as defined below, which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:

                  (1) Expenses incurred by the Trust (for example, fees of the
            Trust's Board of Trustees ("Trustees"), auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Corporate Level Expenses"); and

                  (2) Expenses incurred by a Fund not attributable to any
            particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

            b. Certain expenses are attributable to a particular class of shares ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a pro rata basis by the outstanding shares of that class. Fees and expenses that are not Class Expenses are allocated among the classes on the basis of their respective net asset values.

                  (1) Payments of distribution and service fees made pursuant to
            Rule 12b-1 Plans or Services Plans are Class Expenses and must be allocated to the class for which such expenses are incurred.

                  (2) Class Expenses may also include:

                        (a) transfer agent fees identified as being attributable
                  to a specific class of shares;

                        (b) stationery, printing, postage and delivery expenses
                  related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class of shares;

                        (c) Blue Sky fees incurred by a specific class of
                  shares;

                        (d) SEC registration fees incurred by a specific class
                  of shares;

                        (e) Trustees' fees or expenses incurred as a result of
                  issues relating to a specific class of shares;

                        (f) accounting expenses relating solely to a specific
                  class of shares;

                        (g) auditors' fees, litigation expenses and legal fees
                  and expenses relating to a specific class of shares;

                        (h) expenses incurred in connection with shareholders'
                  meetings as a result of issues relating to a specific class of shares;

                        (i) expenses incurred in connection with organizing and
                  offering to investors a new class of shares; and

                        (j) other expenses incurred attributable to a specific
                  class of shares.

            c. For purposes of allocating the transfer agency expenses in Item 4(b)(2)(a), the Class A, I, R1, R2, and R3 shares will be grouped together as one group and the Investor Class, Class B, and C shares will be grouped together as a separate group. The transfer agency expenses will be calculated and allocated between the share classes in each group in the following manner:

                  (1) multiplying the total number of accounts in each group of share classes by the per account fee to determine the total transfer agency fees allocable to each group, and

                  (2) allocating the total fees per group among the share
            classes in the group based on the relative assets of the share classes.

      5. EXCHANGE PRIVILEGES. To the extent permitted by this Plan, shareholders may exchange shares of series of any open-end investment company sponsored, advised or administered by NYLIM or any affiliate thereof (such funds, together with the Funds, each a "MainStay Fund"), for shares of another MainStay Fund, based upon the MainStay Funds' relative net asset value per share. Generally, the Funds permit only the exchange of shares of one class of a MainStay Fund for shares of the same class of another MainStay Fund, (investment minimums and other eligibility requirements may apply). However, the Funds also permit exchanges of Investor Class Shares for Class A Shares, and of Class A Shares for Investor Class Shares, of the same or any other MainStay Fund (investment minimums apply).

      The MainStay Equity Index Fund is closed to all new investors and all new share purchases. Therefore, shareholders may not exchange shares of any other MainStay Fund for shares of the MainStay Equity Index Fund.

      Generally, shareholders may exchange their Class A shares of a MainStay Fund for Class A shares of another MainStay Fund without the imposition of a sales charge. Any such exchanges will be based upon each MainStay Fund's net asset value per share next computed. Where, however, a shareholder seeks to exchange Class A shares of any MainStay Fund that is a Money Market Fund for Class A shares of another MainStay Fund of Investor Class Shares subject to a front-end sales charge, the applicable sales charge shall be imposed on the exchange, unless the shareholder has previously paid a sales charge with respect to such shares.

      Generally, shareholders may exchange their Investor Class shares of a MainStay Fund for Investor Class shares or Class A shares of the same or any other MainStay Fund without the imposition of a sales charge (investment minimums and other eligibility requirements may apply). Any such exchanges will be based upon each MainStay Fund's net asset value per share next computed. Where, however, a shareholder seeks to exchange Investor Class shares of any MainStay Fund that is a money market fund for Investor Class shares or Class A shares of the same or any other MainStay Fund subject to a front-end sales charge, the applicable sales charge shall be imposed on the exchange, unless the shareholder has previously paid a sales charge with respect to such shares.

      Additionally, shareholders may exchange their Class A shares of a MainStay Fund for Investor Class shares or Class A shares of the same or any other MainStay Fund without the imposition of a sales charge (investment minimums and other eligibility requirements may apply). Any such exchanges will be based upon each MainStay Fund's net asset value per share next computed. Where, however, a shareholder seeks to exchange Class A shares of any MainStay Fund that is a money market fund for Investor Class Shares or Class A shares of the same or any other MainStay Fund subject to a front-end sales charge, the applicable sales charge shall be imposed on the exchange, unless the shareholder has previously paid a sales charge with respect to such shares.

      Class B or Class C shares of a MainStay Fund may be exchanged for the same class of shares of another MainStay Fund at the net asset value next computed without the imposition of a contingent deferred sales charge; the sales charge will be assessed, if applicable, when the shareholder redeems his shares or has them repurchased without a corresponding purchase of shares of another MainStay Fund. Where, however, a shareholder previously exchanged his shares into a Money Market Fund from another MainStay Fund, the applicable contingent deferred sales charge, if any, shall be assessed when the shares are redeemed from a Money Market Fund, or from a succeeding MainStay Fund in the event that the shareholder exchanges his or her Class B or Class C Money Market Fund shares for shares of another MainStay Fund. The amount of the contingent deferred sales charge shall be determined based on the length of time that the shareholder maintained his or her investment in Class B or Class C shares of any MainStay Fund.

      Equally, where a shareholder purchases Class B or Class C shares of a Money Market Fund through an initial investment in the Money Market Fund and, later, exchanges his or her Class B or Class C Money Market Fund shares for the same Class of shares of another MainStay Fund (which normally assesses a contingent deferred sales charge) and then redeems such investment, the applicable contingent deferred sales charge, if any, shall be assessed upon such redemption. The amount of the contingent deferred sales charge shall be determined based on the length of time that the shareholder maintained his or her investment in Class B or Class C shares of any MainStay Fund.

      6. CONVERSION FEATURES. A shareholder's Investor Class shares in a Fund will be automatically converted to Class A shares of the Fund at the end of the calendar quarter during which the balance of the shareholder's account in the Fund reaches the then applicable Class A share eligibility requirements set forth in the then current prospectus or prospectus supplement. Any such conversion will occur at the respective net asset values of the share classes next calculated without the imposition of any sales load, fee, or other charge. Automatic conversions do not apply to certain types of accounts that continue to meet one or more exceptions to the eligibility requirements of Class A shares as may be stated in the Fund's prospectus from time to time. If a shareholder no longer meets the eligibility requirements for Class A shares, as described in the then current prospectus or prospectus supplement, the Fund may convert the shareholder's Class A shares to Investor Class shares (if available). Any conversions covered by this paragraph will be preceded by written notice to the shareholder, and will occur at the respective net asset values of the share classes next calculated without the imposition of any sales load, fee, or other charge.

      Class B shares will be automatically converted to Investor Class shares if available, or to Class A shares if Investor Class is not available or the shareholder meets the eligibility requirements for Class A Shares at the end of the calendar quarter occurring eight years after the date a shareholder purchases his Class B shares, except that, if immediately after the conversion of fully-aged Class B shares of a Fund held in a shareholder's account, the aggregate value of any remaining Class B shares of that Fund is determined to be of de minimis value by the Fund, such remaining Class B shares may be automatically converted to Investor Class shares or Class A shares in the same manner as the fully aged Class B shares of the Fund. In addition, shareholders who, as a household, purchased Class B shares in excess of $50,000 during the period of January 1, 2003 through June 27, 2007 may be offered the right to convert such Class B shares to Class A shares at the net asset value next computed and without imposition of a contingent deferred sales charge in a manner consistent with the terms of an Acceptance Waiver and Consent dated June 27, 2007 between NYLIFE Securities and NASD, Inc. It is the Trust's intention that all share conversions be made on a tax-free basis, and if this cannot be reasonably assured, the Trustees may modify or eliminate any share class conversion feature. No conversion from Class A, Class C, Class I, Class R1, Class R2, or Class R3 shares is offered.

      7. ACCOUNTING METHODOLOGY. The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses among the Funds:

            a. On a daily basis, a fund accountant shall calculate the fees to be charged to each class of shares as described in this Plan by calculating the average daily net asset value of such shares outstanding and applying the fee rate to the result of that calculation.

            b. The fund accountant will allocate designated Class Expenses, if any, to the respective classes.

            c. The fund accountant will allocate income and Corporate Level and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of a Fund for Fund Expenses, and in relation to the net asset value of the Trust for Corporate Level Expenses. These calculations shall be based on net asset values at the beginning of the day for non-money market funds, and based on the relative value of settled shares at the beginning of the day for any money market funds.

            d. The fund accountant shall then complete a worksheet using the allocated income and expense calculations from paragraph (c) above, and the additional fees calculated from paragraphs (a) and (b) above. The fund accountant may make non-material changes to the form of the worksheet as it deems appropriate.

            e. The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.

      8. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be voluntarily waived or reimbursed by any manager or sub-adviser to the Trust, by the Trust's underwriter or any other provider of services to the Company without the prior approval of the Trustees.

      9. EFFECTIVENESS OF PLAN. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and
(b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect interest in the operation of the Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

      10. MATERIAL MODIFICATION. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 9 hereof.

      11. LIMITATION OF LIABILITY. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and

NYLIFE Distributors or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

Last Amended:  December 7, 2007

                                    EXHIBIT A

                             As of December 7, 2007

                            CAPITAL APPRECIATION FUND

                                COMMON STOCK FUND

                                CONVERTIBLE FUND

                             DIVERSIFIED INCOME FUND

                               EQUITY INDEX FUND *

                             GLOBAL HIGH INCOME FUND

                                 GOVERNMENT FUND

                         HIGH YIELD CORPORATE BOND FUND

                             INSTITUTIONAL BOND FUND

                            INTERNATIONAL EQUITY FUND

                              LARGE CAP GROWTH FUND

                                    MAP FUND

                               MID CAP GROWTH FUND

                               MID CAP VALUE FUND

                                MONEY MARKET FUND

                           PRINCIPAL PRESERVATION FUND

                              SMALL CAP GROWTH FUND

                              SMALL CAP VALUE FUND

                               TAX FREE BOND FUND

                                TOTAL RETURN FUND

                                   VALUE FUND

*The Equity Index Fund is closed to all new investors and all new share purchases. Shareholders may not exchange shares of any other Fund for shares of the Equity Index Fund.

                                    EXHIBIT B

                              INVESTOR
FUND NAME                       CLASS    CLASS A   CLASS B   CLASS C   CLASS I   CLASS R1   CLASS R2   CLASS R3
---------------------------   --------   -------   -------   -------   -------   --------   --------   --------
Capital Appreciation              -         -         -         -         -         -           -
Common Stock                      -         -         -         -         -         -           -
Convertible                       -         -         -         -                   -           -
Diversified Income                -         -         -         -         -         -           -
Equity Index                                -
Global High Income                -         -         -         -         -         -           -
Government                        -         -         -         -         -         -           -
High Yield Corporate Bond         -         -         -         -         -         -           -
Institutional Bond                -                                       -
International Equity              -         -         -         -         -         -           -          -
Large Cap Growth                  -         -         -         -         -         -           -          -
MAP                               -         -         -         -         -         -           -          -
Mid Cap Growth                    -         -         -         -         -         -           -          -
Mid Cap Value                     -         -         -         -         -         -           -
Money Market                      -         -         -         -         -         -           -
Principal Preservation            -                                       -
Small Cap Growth                  -         -         -         -         -         -           -
Small Cap Value                   -         -         -         -         -         -           -
Tax Free Bond                     -         -         -         -         -         -           -
Total Return                      -         -         -         -         -         -           -
Value                             -         -         -         -         -         -           -